Exhibit (g)(1)(ix)

Date: June 13, 2018

Mr. Brock Hill

Senior Vice President

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Re:    Addition of New Funds

Reference is made to the Custody and Investment Accounting Agreement between us dated as of March 28, 2008 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund changes listed below.

Additions:

AllianzGI Short Term Bond Fund

Deletions:

AllianzGI Global Fundamental Strategy Fund

In accordance with the Additional Funds provisions of Section 16.9 of the Agreement, we request that you act as the custodian and investment accounting agent with respect to the fund changes. A current Schedule A to the agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of the Agreement, retaining one copy for your records and returning one to my attention.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Very truly yours,

Allianz Funds Multi-Strategy Trust

By:
Name: Scott Whisten
Title: Treasurer

Accepted:

State Street Bank and Trust Company

By:
Name:
Title:

SCHEDULE A

Revised as of June 13, 2018

AllianzGI Best Styles Emerging Markets Equity Fund

AllianzGI Best Styles Global Equity Fund

AllianzGI Best Styles International Equity Fund

AllianzGI Best Styles U.S. Equity Fund

AllianzGI Convertible Fund

AllianzGI Core Bond Fund

AllianzGI Core Plus Bond Fund

AllianzGI Emerging Markets Consumer Fund

AllianzGI Emerging Markets Debt Fund

AllianzGI Emerging Markets Small-Cap Fund

AllianzGI Europe Equity Dividend Fund

AllianzGI Global Allocation Fund

AllianzGI Global Dynamic Allocation Fund

AllianzGI Global High Yield Fund

AllianzGI Global Sustainability Fund

AllianzGI Global Water Fund

AllianzGI High Yield Bond Fund

AllianzGI International Growth Fund

AllianzGI International Small-Cap Fund

AllianzGI Micro Cap Fund

AllianzGI Multi-Asset Income Fund

AllianzGI NFJ Emerging Markets Value Fund

AllianzGI NFJ International Small-Cap Value Fund

AllianzGI PerformanceFee Managed Futures Strategy Fund

AllianzGI PerformanceFee Structured US Equity Fund

AllianzGI PerformanceFee Structured US Fixed Income Fund

AllianzGI Preferred Securities and Income Fund

AllianzGI Real Estate Debt Fund

AllianzGI Retirement 2020 Fund

AllianzGI Retirement 2025 Fund

AllianzGI Retirement 2030 Fund

AllianzGI Retirement 2035 Fund

AllianzGI Retirement 2040 Fund

AllianzGI Retirement 2045 Fund

AllianzGI Retirement 2050 Fund

AllianzGI Retirement 2055 Fund

AllianzGI Short Duration High Income Fund

AllianzGI Short Term Bond Fund

AllianzGI Structured Return Fund

AllianzGI U.S. Equity Hedged Fund

AllianzGI Ultra Micro Cap Fund